UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2006

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Introduction

On December 15, 2006, Horizon Bancorp (“Horizon”) entered into several agreements providing for the private placement of $12,000,000 in Floating Rate Preferred Securities (the “Preferred Securities”). The Preferred Securities were issued by Horizon’s newly formed Delaware trust subsidiary, Horizon Bancorp Capital Trust III (the “Trust”), to TWE, Ltd. (the “Purchaser”). The proceeds of the Preferred Securities sale were used by the Trust to purchase Floating Rate Junior Subordinated Notes (the “Notes”) from Horizon pursuant to a Junior Subordinated Indenture (the “Indenture”) between Horizon and Wilmington Trust Company as trustee (the “Trustee”).

The Preferred Securities will mature in 30 years and bear a variable rate of interest at the initial rate of 7.01% per annum. The rate will adjust quarterly to three-month LIBOR plus 1.65%. Interest on the Preferred Securities is payable quarterly in arrears each January 30, April 30, July 30 and October 30. Horizon may redeem the trust preferred securities, in whole or in part, on or after January 30, 2012, or earlier upon the occurrence of certain events.

Horizon expects to use the net proceeds from the offering to redeem $12,000,000 in currently outstanding trust preferred securities in March of 2007. Generally, the proceeds of a trust preferred offering qualify as Tier 1 capital for bank regulatory purposes, up to 25% of total Tier 1 capital. Any amounts that do not qualify as Tier 1 capital qualify as Tier 2 capital. Because Horizon already has outstanding trust preferred securities in excess of 25% of total Tier 1 capital, the proceeds of this offering will not qualify for Tier 1 capital until the other trust preferred securities mentioned above are redeemed, and even then, it is likely that all of the proceeds from this offering will not qualify as Tier 1 capital.

The principal agreements Horizon entered into in connection with this transaction are briefly described below and are attached as exhibits to this Current Report on Form 8-K.

Placement Agreement

Horizon and the Trust entered into a Placement Agreement (the “Placement Agreement”) with J.P. Morgan Securities Inc. (“J.P. Morgan”), which provided J.P. Morgan with the exclusive right to sell the Preferred Securities to the Purchaser for $12,000,000. No commission or placement fee was paid by Horizon or the Trust to J.P. Morgan for its services under the Placement Agreement.

The Placement Agreement contains certain customary representations and warranties of Horizon and the Trust which survive the initial sale of the Preferred Securities. The Placement Agreement also provides for indemnification of J.P. Morgan, the Purchaser and each of their affiliates against specified losses, claims, damages and liabilities related to the transaction.

Amended and Restated Trust Agreement

The Amended and Restated Trust Agreement (the “Trust Agreement”) describes the rights and obligations of Horizon, as the holder of all of the common securities of the Trust (the “Common Securities”), and the rights and obligations of the holders of the Preferred Securities. The Trust Agreement provides for distributions to be paid on the Preferred Securities and the Common Securities, based on the liquidation amount of the outstanding Preferred and Common Securities, at the same rates and times as interest is payable on the Notes. As a result, distributions will only be paid with respect to the Preferred Securities if Horizon makes the corresponding interest payment with respect to the Notes. Maturity, redemption, and acceleration features for the Preferred Securities are the same as those of the Notes.

Under the Indenture (described below), Horizon has the option, as long as it is not in default under the Indenture, at any time, to defer the payment of interest on the Notes for up to twenty consecutive quarterly interest payment periods. If payments are deferred on the Notes, the distributions required to be made with respect to the Preferred Securities will also be deferred. During any such deferral period, or while an event of default exists under the Indenture, Horizon will be subject to various restrictions which are described below with respect to the Indenture.

Payment of distributions with respect to the Common Securities is subordinated to the payment of such amounts on the Preferred Securities.

Indenture

The Indenture describes the rights and obligations of the Trust and the Trustee, as the holder of all of the Notes, and certain rights and obligations of the holders of the Preferred Securities. The Notes bear interest at the same rate as the Preferred Securities, and interest is payable on the same dates as interest is payable with respect to the Preferred Securities.

Under the Indenture, Horizon has the option, as long as it is not in default under the Indenture, at any time and from time to time, to defer the payment of interest on the Notes for up to twenty consecutive quarterly interest payment periods. During any such deferral period, or while an event of default exists under the Indenture, Horizon may not declare or pay dividends or distributions on, redeem, or make a liquidation payment with respect to, any of its capital stock, or make payments of principal, interest or premium on, or repay or repurchase, any other debt securities that rank equal or junior to the Notes.

The Notes mature 30 years after their date of issuance, and can be redeemed in whole or in part by Horizon, at any time after January 30, 2012. Horizon may also redeem the Notes upon the occurrence of a “capital disqualification event,” an “investment company event” or a “tax event” as defined in the Indenture. The payment of principal and interest on the Notes is subordinate and subject to the right of payment of all “Senior Debt” of Horizon as described in the Indenture.

Guarantee Agreement

Horizon, as Guarantor, entered into a Guarantee Agreement with Wilmington Trust Company, as Guarantor Trustee, for the benefit of the holders of the Preferred Securities. Pursuant to the Guarantee Agreement, Horizon unconditionally agreed to pay to the holders of the Preferred Securities all amounts becoming due and payable with respect to the Preferred Securities, to the extent that the Trust has funds available for such payment at the time. Horizon’s guarantee obligation under the Guarantee Agreement is a general unsecured obligation of Horizon and is subordinate and junior in right of payment to all of Horizon’s Senior Debt.

The Guarantee Agreement also requires Horizon to indemnify and hold harmless the Guarantee Trustee from losses, damages, and other liabilities in connection with its service as Guarantee Trustee. In the event Horizon elects to defer payments with respect to the Notes, or while an event of default exists under the Guarantee Agreement, Horizon will be subject to the same restrictions which arise in similar situations under the Trust Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
1.1	Placement Agreement, dated December 15, 2006, among Horizon Bancorp, Horizon Bancorp Capital Trust III and J.P. Morgan Securities Inc.
4.1	Junior Subordinated Indenture, dated as of December 15, 2006, between Horizon Bancorp and Wilmington Trust Company.
4.2	Amended and Restated Trust Agreement of Horizon Bancorp Capital Trust III, dated as of December 15, 2006.
10.1	Guarantee Agreement of Horizon Bancorp, dated as of December 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 19, 2006	Horizon Bancorp

	By:	/s/ James H. Foglesong
James H. Foglesong, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Location
1.1	Placement Agreement, dated December 15, 2006, among Horizon Bancorp, Horizon Bancorp Capital Trust III and J.P. Morgan Securities Inc.	Attached
4.1	Junior Subordinated Indenture, dated as of December 15, 2006, between Horizon Bancorp and Wilmington Trust Company.	Attached
4.2	Amended and Restated Trust Agreement of Horizon Bancorp Capital Trust III, dated as of December 15, 2006.	Attached
10.1	Guarantee Agreement of Horizon Bancorp, dated as of December 15, 2006.	Attached